UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2017

GULF ISLAND FABRICATION, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16225 Park Ten Place, Suite 280
Houston, Texas 77084
 (Address of principal executive offices)(Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 20, 2017, Gulf Marine Fabricators, L.P. (the Seller), a wholly-owned subsidiary of Gulf Island Fabrication, Inc. (the Company), entered into a real estate purchase option and contract (the Agreement) with Buckeye Pipe Line Co., L.P. (Buckeye) to sell one of the Company's fabrication yards located in South Texas. The South Yard, located in Ingleside, Texas, consists of approximately 212 acres (the Property) and under the Agreement, Buckeye has the exclusive option to purchase the Property for $55 million through April 25, 2018. Buckeye may extend the option through May 25, 2018, if proper written notice and additional earnest monies are provided in accordance with the Agreement. The terms of the Agreement are subject to normal and customary conditions, including Buckeye’s right to conduct inspections of the Property related to confirmation of title, surveys, environmental conditions, easements and access rights. In consideration for the option to purchase the Property, Buckeye deposited $750,000 of earnest money, which will be retained by the Company in the event Buckeye cancels the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	December 21, 2017